November 16, 2000

                               HAND DELIVERY

OTR Express, Inc.
804 North Meadowbrook Drive
Olathe, KS 66063

Attention:    William P. Ward, President

    RE: LOAN AND SECURITY AGREEMENT DATED JUNE 11, 1997 (AS AMENDED, THE "LOAN AGREEMENT") BY AND BETWEEN OTR EXPRESS, INC. (THE "DEBTOR") AND HSBC BUSINESS LOANS, INC. (NOW KNOWN AS HSBC BUSINESS CREDIT (USA) INC.) (THE "LENDER")

Dear Mr. Ward:

   As you know, the following Events of Default have occurred and are continuing under the Loan Agreement and the other Transaction Documents:

   1) Debtor's Tangible Net Worth determined as of September 30, 2000 was $5,842,000.00, which is less than the minimum Tangible Net Worth requirement of $6,600,000.00 for such date contained in Item 30(a) of the Schedule to the Loan Agreement; and

   2) Debtor's Leverage Ratio determined as of September 30, 2000 was 8.29 to 1, which is greater than the maximum Leverage Ratio requirement of 7.5 to 1 for such date contained in Item 30(b) of the Schedule to the Loan Agreement.

   Lender hereby waives enforcement of its rights against Debtor arising from these Events of Default to the extent, and only to the extent, that these specific Events of Default occurred or existed under the Loan Agreement or the Transaction Documents on or as of September 30, 2000. This waiver shall be effective only for the specific Events of Default listed herein and only through or as of the date specified above, and in no event shall this waiver be deemed to be a waiver of (a) enforcement of Lender's rights with respect to any other Events of Default now existing or hereafter arising, or (b) Debtor's compliance with (i) the covenants or other provisions of the Transaction Documents referenced above from and after the date specified above or (ii) any other covenants or provisions thereof.

   Nothing contained in this letter nor any communications between Lender and Debtor shall be a waiver of any rights or remedies Lender has or may have against Debtor, except as specifically provided herein. Lender hereby reserves and preserves all of its rights and remedies against Debtor under the Loan Agreement, the Transaction Documents, and applicable law. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto under the Loan Agreement.

                                 Very truly yours,

                                 HSBC BUSINESS CREDIT (USA) INC.
                                 (formerly known as HSBC Business Loans, Inc.)

                                 By:/s/ William C. Dippel
                                    William C. Dippel, Senior Vice President